Exhibit 10.29

STANDARD FORM COMMERCIAL LEASE

1. PARTIES	LESSOR: FPK Realty LLC, located at 105 Bartlett Street, Marlborough, MA LESSEE: LiveWire Mobile, Inc., located at One Monarch Drive, Littleton, MA

2. PREMISES

LESSOR hereby leases to LESSEE, the following described premises:

Approximately 1,474 rentable square feet of lab space located on the first floor at One Monarch Drive, Littleton, MA, together with the right to use in common, with others entitled thereto, the hallways, stairways, and elevators, necessary for access to said leased premises, and lavatories nearest thereto. The final rentable square footage shall be determined by an architect and agreed to by LESSOR and LESSEE.

3. TERM

The term of this lease shall be for five (5) years and two and a half (2.5) months, with a target commencement date of May 1, 2008 and ending on June 30, 2013. However, in no event shall the lease commence prior to the substantial completion of LESSEE requested improvements and the receipt of a Certificate of Occupancy from the town.

If the LESSOR, due to delay by the LESSOR, cannot deliver the leased premises for occupancy by the LESSEE by May 1, 2008, then the LESSEE’S rent shall be credited on a day for day basis. If the LESSOR cannot deliver the leased premises for occupancy by the LESSEE by June 1, 2008, the LESSEE, at the LESSEE’S election, shall have a one-time right to terminate the lease without cause and without any payments due to the LESSOR.

4. RENT

During months 1-2.5 of the lease term, the LESSEE shall not be responsible for paying fixed rent. During months 2.5-63 of the lease term, the LESSEE shall pay to the LESSOR fixed rent in advanced monthly installments of $2,948.00 (this equates to $24.00 per rentable square foot). All rent shall be payable without offset or deduction.

At the time the actual rentable square footage is determined by the architect and agreed to by LESSOR and LESSEE, the LESSOR and LESSEE shall execute an addendum that details the exact rent due under the term of the lease based on the actual rentable square footage.

5. SECURITY DEPOSIT	LESSOR does not require LESSEE to provide a security deposit for the premises described above.

6. REAL ESTATE TAXES & OPERATING EXPENSES

Real estate taxes and operating expenses other than the LESSEE’s electricity usage and the cleaning of the leased premises shall be included in the Rent for the term of the lease. LESSEE shall not be responsible for any escalations or pass-throughs of LESSOR’S expenses for the leased premises at any point during the term of the lease, including capital repairs.

7. UTILITIES

The LESSEE shall pay, as they become due, all bills for electricity that is furnished to the leased premises which shall be separately check-metered. The LESSOR agrees to provide all other utility service and to furnish responsibly hot and cold water and reasonable heat and air conditioning to the leased premises, the hallways, stairways, elevators, and lavatories during normal operating hours on regular business days of the heating and air conditioning seasons of each year, to furnish elevator service and to light passageways and stairways during normal operating hours, and to furnish such cleaning service to the common areas as is customary in similar buildings in said city or town, all subject to interruption due to any accident, or to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building, or to any cause beyond the LESSOR’s control. The normal operating hours for the building are 6:00 a.m. to 6:00 p.m. Monday through Friday and 9:00 a.m. to 1:00 p.m. on Saturday, except during major holidays.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment within the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE’s sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

8. USE OF LEASED PREMISES

The LESSEE shall use the leased premises only for the purpose of general office, material assembly, material storage and research and development purposes as permitted per code. LESSOR hereby represents and warrants to LESSEE that the zoning classification, local laws and ordinances applicable to the leased premises, as of the date of the execution of the lease, allow for the use of the leased premises for all of the uses stated above.

9. COMPLIANCE WITH LAWS

The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by-law or ordinance in force in the city or town in which the premises are situated. Without limiting the generality of the foregoing (a) the LESSEE shall not bring or permit to be brought or kept in or on the leased premises or elsewhere on the LESSOR’s property any hazardous, toxic, inflammable combustible or explosive fluid, material, chemical substance, including without limitation any item defined as hazardous pursuant to Chapter 21E of the Massachusetts General Laws; and (b) the LESSEE shall be responsible for compliance with requirements imposed by Americans with Disabilities Act relative to the furnishings and/or equipment layout of the leased premises and any work performed by the LESSEE therein.

LESSOR shall deliver the leased premises to LESSEE in full compliance with ADA regulations and shall be responsible for maintaining the same during the entire term of the lease.

10. FIRE INSURANCE

The LESSEE shall not permit any use of the leased premises which will make violable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association, or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR, and all other tenants, all extra insurance premiums caused by LESSEE’s uses of the premises.

11. MAINTENANCE

A. LESSEE’S OBLIGATIONS

The LESSEE agrees to maintain the leased premises in good condition, reasonable wear and tear and damage by fire and other casualty only excepted. The LESSEE shall not permit the leased premises to be overloaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises and such consent shall not be unreasonably withheld, delayed or conditioned.

B. LESSOR’S OBLIGATIONS

The LESSOR agrees to maintain the structure of the building, including but not limited to the roof, parking areas and parking area lighting, of which the leased premises are a part, common areas, including the parking areas, and all HVAC and other systems serving the leased premises of the same condition as it is at the commencement of the term or as it may be put in during the term of this lease, reasonable wear and tear, damage by fire and other casualty only excepted, unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.

12. ALTERATIONS-ADDITIONS

The LESSEE shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at the LESSEE’s expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics’ liens, or similar liens, to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. For any and all structural alterations or additions to the leased premises made by the LESSOR, or by the LESSEE with prior approval of the LESSOR, there is no obligation for the LESSEE to restore the leased premises to its previous condition at the expiration or termination of the lease.

Any alteration made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein, unless otherwise agreed at the time of

LESSOR’S approval and LESSEE’S installation.

13. ASSIGNMENT-SUBLEASING

The LESSEE shall be entitled to assign or sublet the whole or any part of the leased premises to an affiliated company without LESSOR’S consent so long as such affiliated company is of equal or better credit than LESSEE. The LESSEE shall not assign or sublet the whole or any part of the leased premises to any third party, including other tenants in the building, without LESSOR’S prior written consent which shall not be reasonably withheld, delayed or conditioned. Notwithstanding such consent, LESSEE shall remain liable to LESSOR for the payment of all rent and for the full performance of the covenants and conditions of this lease. Any profits arising from a sublease shall be split between LESSOR and LESSEE on an equal basis after first deducting all of LESSEE’S reasonable sublease transaction expenses.

14. SUBORDINATION

This lease shall be subject and subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

15. LESSOR’S ACCESS

The LESSOR or agents of the LESSOR may, at reasonable times and with reasonable notice to the LESSEE, enter to view the leased premises and make repairs and alterations as LESSOR should deem necessary. The LESSOR may show the leased premises to others, at reasonable times, within nine (9) months before the expiration of the term for the purpose of leasing the premises.

16. INDEMNIFICATION AND LIABILITY

The LESSEE shall hold the LESSOR harmless from all loss and damage on the leased premise caused by the negligent acts or omissions of the LESSEE unless caused by the negligent, misconduct of the LESSOR. The removal of snow and ice from the sidewalks bordering upon the leased premises shall be the LESSOR’s responsibility.

17. LESSEE’S LIABILITY INSURANCE

The LESSEE shall maintain with respect to the leased premises and the property of which the leased premises are a part comprehensive public liability insurance in the amount of $2,000,000 with property damage insurance in limits of $500,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates of such insurance at or prior to the commencement of the term, and thereafter within thirty (30) days prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each.

18. FIRE, CASUALTY-EMINENT DOMAIN

Should a substantial portion of the leased premises, or of the property of which they are a part, be substantially damaged by fire or other casualty, or taken by eminent domain, the LESSOR may elect to terminate this lease. When such fire, casualty, or taking renders the leased premises unsuitable in whole or in part for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate this lease if:

a.)    The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premise, or

b.)   The LESSOR fails to restore the leased premises to a condition substantially suitable for their intended use within ninety (90) days of said fire, casualty or taking.

The LESSOR reserves, and the LESSEE grants to the LESSOR, all rights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain.

19. DEFAULT AND BANKRUPTCY

In the event that:

(a)   The LESSEE shall default in the payment of any installment of rent or other sum herein specified and such default shall continue for ten (10) days after written notice thereof; or

(b)   The LESSEE shall default in the observance or performance of any other of the LESSEE’s covenants, agreements, or obligations hereunder and such default shall not be corrected within thirty (30) days after written notice thereof; or

(c)   The LESSEE shall be declared bankrupt or insolvent according to law, or, if any assignment shall be made of LESSEE’s property for the benefit of creditors,

Then the LESSOR shall have the right thereafter, while such default continues, to re-enter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE’s effects, without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnify the LESSOR against all loss of rent and other payments which the LESSOR may incur by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performace of any conditions or covenants on LESSEE’s part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR, without being under any obligation to do so and without thereby waiving such default, may, after reasonable notice to LESSEE, remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations for the payment of money in connection therewith, including but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding, such sums paid or obligations insured, with interest at the rate of twelve (12%) percent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20. NOTICE

Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if left at the leased premises addressed to the LESSEE, or if mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESSOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR may from time to time advise in writing. All rent notices shall be paid and sent to the LESSOR at 105 Bartlett Street, Marlboro, MA 01752.

21. SURRENDER

The LESSEE shall at the expiration or other termination of this lease remove all LESSEE’s good and effect from the lease premises, (including, without hereby limiting the generality of the foregoing, all signs and lettering affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises (subject to Section 12), in good condition, reasonable wear and tear, damage by fire or other casualty only excepted. In the event of the LESSEE’s failure to remove any of LESSEE’s property from the premises, LESSOR is hereby authorized, without liability to LESSEE for loss or damage there to, and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’s expense, or to retain same under LESSOR’s control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum hereunder, or to destroy such property.

22. BROKERAGE

The Broker(s) named herein (CB Richard Ellis/N.E. Partners and Richards Barry Joyce & Partners) warrant(s) that he (they) is (are) duly licensed as such by the Commonwealth of Massachusetts, and join(s) in this agreement and become(s) a party hereto, insofar as any provisions of this agreement expressly apply to him (them), and to any amendments or modifications of such provisions to which he (they) agree(s) in writing.

LESSOR agrees to pay the above-named Broker upon the term commencement date a fee for professional services of or pursuant to a separate agreement. The LESSEE warrants and represents that it has dealt with no other broker entitled to claim a commission in connection with this transaction and shall indemnify the LESSOR from and against any such claim, including without limitation reasonable attorney’s fees incurred by the LESSOR in connection therewith.

23. CONDITION OF PREMISES.

Except as may be otherwise expressly set forth in other sections of the lease (i.e. build-out per exhibit A), the LESSEE shall accept the leased premises “as-is” in their condition as of the commencement of the term of this lease, subject to completion of tenant’s improvements by LESSOR.

LESSOR shall deliver the leased premises on a “turn-key” basis with all building systems servicing the leased premises in good working condition. A detailed floor plan and work letter shall be attached as exhibits to the lease.

24. FORCE MAJEURE

In the event that the LESSOR is prevented or delayed from making any repairs or performing any other covenant hereunder by reason of any cause reasonably beyond the control of the LESSOR, the LESSOR shall not be liable to the LESSEE therefore nor, except as expressly otherwise provided in case of casualty or taking, shall the LESSEE be entitled to any abatement or reduction of rent by reason thereof (except as provided in Section 27A below) , nor shall the same give rise to a claim by the LESSEE that such failure constitutes actual or constructive eviction from the leased premises or any part thereof.

25. LATE CHARGE

If rent or any other sum payable hereunder remains outstanding for a period of ten (10) days, the LESSEE shall pay to the LESSOR a late charge equal to one and one-half percent (1.5%) of the amount due for each month or portion thereof during which the arrearage continues.

26. LIABILITY OF OWNER

No owner of the property of which the leased premises are a part shall be liable hereunder except for breaches of the LESSOR’s obligation occurring during the period of such ownership. The obligations of the LESSOR shall be binding upon the LESSOR’s interest in said property, but not upon other assets of the LESSOR, and no individual partner, agent, trustee, stockholder, officer, director, employee or beneficiary of the LESSOR shall be personally liable for performance of the LESSOR’s obligation hereunder.

27. OTHER PROVISIONS:

It is also understood and agreed that:

A.    The LESSOR, at its sole cost, shall complete the tenant improvements shown on the attached plan marked “Exhibit A” using good quality materials on or before April 15, 2008, provided that this lease is fully executed by and between the parties no later than April 1, 2008. The improvement project shall be delivered in compliance with applicable building codes, and take into account LESSEE’s electrical and HVAC requirements. LESSEE shall be responsible for contracting and paying for all computer, telecom, and security installations; LESSOR will provide access during the construction period for the LESSEE’s contractors. Notwithstanding anything elsewhere provided herein, if the tenant improvements are not completed by the LESSOR by April 15, 2008, there shall be a day for day abatement of rent until they are completed.

B.    The LESSOR, at its sole cost, shall deliver all base building systems in good working order.

C.    The LESSOR shall be responsible for keeping a common food service and exercise facility operational within the building for the term of the lease.

D.    The LESSOR, at LESSOR’S sole cost, shall provide the LESSEE with a listing on all appropriate buildings directories and building-standard suite entry signage.

E.     LESSEE shall have a onetime option to terminate the lease at the end of the 42nd lease month by providing LESSOR with nine (9) months’ prior written notice with an accompanying termination payment equal to all unamortized transaction expenses. Upon the completion of the build-out, the termination payment amount will be calculated and defined in an addendum to this lease.

F.     Provided the LESSEE is not in default, upon expiration of the initial term and upon nine (9) months prior written notice to LESSOR, LESSEE shall have one (1) additional option to extend the term of the lease for a five (5) year period at the greater of (i) 95% of the then prevailing market rates for similar type space in the North Suburban Boston market, or (ii) the rent during the last year of the initial lease term. Within thirty (30) days after receiving LESSEE’S notice extending the term of the lease, LESSOR shall provide LESSEE with LESSOR’S good faith estimate of the prevailing market rate for the leased premises as of the commencement of the extended term.  If LESSEE is unwilling to accept LESSOR’S estimate of the prevailing market rate as set forth in LESSOR’S notice referred to above, and the parties are unable to reach agreement thereon within thirty (30) days after the delivery of such notice by LESSOR, then either party may submit the determination of the prevailing market rate to arbitration by giving notice to the other party naming the initiating party’s arbitrator within ten (10) days after the expiration of such thirty (30)-day period.  Within fifteen (15) days after receiving a notice of initiation of arbitration, the responding party shall appoint its own arbitrator by notifying the initiating party of the responding party’s arbitrator.  If the second arbitrator shall not have been so appointed within such fifteen (15) day period, the prevailing market rate of the leased premises shall be determined by the initiating party’s arbitrator.  If the second arbitrator shall have been so appointed, the two arbitrators thus appointed shall, within fifteen (15) days after the responding party’s notice of appointment of the second arbitrator, appoint a third arbitrator.  If the two initial arbitrators are unable timely to agree on the third arbitrator, then either may, on behalf of both, request such appointment by the Boston office of JAMS, Inc., or its successor, or, on its failure, refusal or inability to act, by a court of competent jurisdiction.  Within fifteen (15) days after the appointment of the third arbitrator, the three arbitrators shall determine the prevailing market rate of the Premises and give notice thereof to the parties hereto, and the arbitrators’ determination shall be binding upon the parties.  All arbitrators shall be appraisers or other qualified real estate professionals who are independent from the parties who have had at least ten (10) years commercial real estate experience in the North Suburban Boston market.  Each party shall pay the fees of its own arbitrator, and the fees of the third arbitrator shall be shared equally by the parties.

G.    Subject to any prior existing rights and provided LESSEE is not in default, LESSEE shall have an on-going right of first offer to lease contiguous space that becomes available for lease during the lease term.

H.    The LESSEE shall have shared access to one (1) common loading dock located on the first floor of the building.

I.      The parking ratio for the leased premises is 4.0 parking spaces per thousand rentable square feet leased by the LESSEE. The LESSEE shall have the right to use 5 unreserved and unassigned parking spaces for the term of the lease, free of charge.

J.     The LESSOR shall have access to the leased premises, common areas, and parking 24 hours per day, 365 days per year.

K.    This lease shall be given by and construed in accordance with the laws of the

Commonwealth of Massachusetts.

IN WITNESS HEREOF, the said parties hereunto set their hands and seals this 25 day of April  2008.

/s/ Joel Hughes	/s/ Fred Daley
LESSEE	LESSOR

Joel Hughes	Fred Daley
LESSEE	LESSOR